IRREVOCABLE ADMINISTRATION AND SECURITY TRUST AGREEMENT EXECUTED BETWEEN JAIME
GUINEA GONZALEZ, MARIA DE LOS DOLORES ERNESTINA HERNANDEZ LEAL DE GUINEA,
JUANA GONZALEZ CARRILLO, ANTONIO BONIFACIO FLORES MARTINEZ WITH THE CONSENT OF
HIS WIFE MARIA DOLORES GARCIA RAYAS, AND JESUS ALBERTO GUINEA GONZALEZ ALL OF
THEM BY THEIR OWN RIGHT, APPEARING IN THEIR CAPACITY AS TRUSTORS OF THE SHARES
AND SECOND TRUSTEES ALSO APPEARING IS GOLDEN PANTHER INVESTMENTS, LTD.
REPRESENTED BY MISTER GORDON MUIR IN HIS CAPACITY AS TRUSTOR OF THE MONEY AND
FIRST TRUSTEE, AND BANCO INVERLAT, SOCIEDAD ANOMINA, DIVISION FIDUCIARIA
REPRESENTED BY ITS FIDUCIARY DELEGATES LIC. JOSE LUIS RODRIGUEZ ROMERO AND
GABINO MURILLO MIRANDA, WITH THE APPEARANCE AND CONFORMITY OF MINERA HUMAYA
S.A. DE C.V., REPRESENTED BY ITS PRESIDENT OF THE ADMINISTRATION BOARD MR.
JAIME GUINEA GONZALEZ, AND MISTER MARIO HUMBERTO SANCHEZ BUSTAMANTE, AS THE
INTERPRETER CHOSEN BY MR. GORDON MUIR WHO AS OF THIS PRECISE MOMENT DECLARES
TO PERFORM HIS DUTIES BEFORE THE UNDERSIGNED NOTARY ACCORDING TO ARTICLE 45
(FORTY FIVE ) OF THE NOTARIES LAW FOR THE STATE  OF SINALOA, SUBJECT TO THE
FOLLOWING RECITALS AND CLAUSES:

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                            RECITALS

     I.-  "The Trustors of the shares", and Second Trustees", JAIME GUINEA
GONZALEZ, MARIA DE LOS DOLORES ERNESTINA HERNANDEZ LEAL DE GUINEA, JUANA GONZALEZ
CARRILLO, ANTONIO BONIFACIO FLORES MARTINEZ and JESUS ALBERTO GUINEA GONZALEZ declare:
     a).- That they are the joint holders of ONE MILLION THREE HUNDRED SEVENTY
THOUSAND FIVE HUNDRED series "A" shares representing 100% (one hundred per cent) of the capital stock of MINERA HUMAYA S.A. DE C.V., in the following percentages:


Name of Trustor                         No. of shares  % of the S.C.

JAIME GUINEA GONZALEZ                   122,000         8.903
MA. DE LOS DOLORES ERNESTINA            505,000        36.884
HERNANDEZ LEAL DE GUINEA
JUANA GONZALEZ CARRILLO                 401,000        29.259
ANTONIO BONIFACIO FLORES MARTINEZ       1,000                0.073
JESUS ALBERTO GUINEA GONZALEZ           341,000        24.881
     b).- That all share titles representing the capital stock of MINERA HUMAYA
S.A. DE C.V., as mentioned, of which said declarants state to be owners according to the percentages described, are free of encumbrances, or limitations of domain as well as free from any pledge to sell, which  they declare under oath.
     c).- That, it is their intent to affect to the present Trust the totality of the shares mentioned in clause a), declaration I (first) of this instrument, with the exception of one share reserved by Mr. JAIME GUINEA GONZALEZ, for the only purpose of transferring them, at the appropriate time, to GOLDEN PANTHER
INVESTEMENTS, LTD., or to whomever it appoints, previous payment of the sum of
US$14'000,000.00 (FOUR HUNDRED MILLION DOLLARS IN LEGAL CURRENCY OF THE UNITED
STATES OF AMERICA), at rate of US$10.2153 (TEN DOLLARS IN LEGAL CURRENCY OF THE
UNITED STATES OF AMERICA 2153/100 each share..
     d).- That they have full judicial capacity to be bound by the terms of this agreement, and that their intent, and will, is to constitute the present Trust affecting the shares to it for the accomplishment of the objects mentioned hereafter.
     e).- That for all the effects resulting from this present agreement, as well as notices, and advises, they are appointing Mr. JAIME GUINEA GONZALEZ as common representative for the Trustors of the shares, and Second Trustees.
     II.- GOLDEN PANTHER INVESTMENS, LTD., in his capacity as "Trustee of the money" and "First Trustee" through its legal representative, declares:
     a).- That, its client is a legally and duly constituted corporation according to the laws of the Commonwealth of the Bahamas, and that it has the faculties necessary, and sufficient to enter the present agreement on behalf of his client, and that said faculties have not been revoked in any form.
     b).- That it wishes to contribute the sum of US$14'000,000.00 (FOUR HUNDRED
MILLION DOLLARS IN LEGAL CURRENCY OF THE UNITED STATES OF AMERICA), to  the
present Trust, under the terms established in sentence A), fifth clause of this agreement for the only purpose of acquiring the totality of the shares affected in Trust, as long as it makes the aforementioned total payment.
     III.- MINERA HUMAYA S.A. DE C.V., through its President of the
Administration Board, Mr. JAIME GUINEA GONZALEZ declares that:
     a).-      MINERA HUMAYA S.A. DE C.V., is a corporation constituted according to the General Law on Mercantile Corporations, duly registered in the Property and Commerce Public Registry of its domicile and in the Mining Public Registry.
     b).- That the title of President of the Administration Board conferred to him has not been revoked, or modified, and that he has all the faculties to bind his client to the terms of the present agreement, likewise, he declares that the shareholders of MINERA HUMAYA S.A. DE C.V., may transfer shares to foreigners according to the statutes.
     c) That the rights and obligations resulting from the concessions, and which characteristics are mentioned below, are part of the assets of the company
MINERA HUMAYA S.A. DE C.V.:

NOMBRE        CONCESSION AREA      MUNICIPALITY         EXPIRATION
                  NUMBER                                DATE

LA VERDE          156662    100 HAS.    Cosala, Sin.        04/13/2022
LA ESTRELLA       172855     55 HAS.    Cosala, Sin.        06/28/2034
SAN JOSE          205217 237.92 HAS.    Cosala, Sin.        07/07/2047
SILVIA MARIA      147043     40 HAS.    Cosala, Sin.        01/27/2017
LA DORA           186334     15 HAS.    Cosala, Sin.        03/28/2040
LA COSALTECA      204171 504.30 HAS.    Tamazula, Dgo.      12/17/2046
AMPLIACION
LOS CRISTOS       178095  95.69 HAS.    Tamazula, Dgo.       07/10/2036
HUMAYA            191471 540.00 HAS.    Cosala, Sin.         12/18/1997
MAGDA             191476 733.60 HAS.    Cosala, Sin.         12/18/1997
LA ROJA           202947 608.68 HAS.    Cosala, Sin.         04/02/2002
JIMMY             203466 3036.33 HAS.   Cosala, Sin.         08/08/2002
AMPLIACION
LA VERDE          203725 2079.74 HAS.   Cosala, Sin.         09/26/2002
AMP. LA VERDE     203726 147.10 HAS.    Tamazula Dgo.        09/26/2002
FRACTION B
AMP. LA VERDE     203727 293.96 HAS.    Tamazula Dgo.        09/26/2002
FRACTION C
JIMMY 2           205300 241.69 HAS.    Cosala, Sin.        07/14/2003
CAMPANILLAS
TRES              181590  36.83 HAS.    Elota, Sin.         08/11/2037

     I am including in the appendix of my protocol under letter "B", copies of the affidavits of force, and performance of the obligations of the mining concessions referred to in the present sentence c) issued by SECOFI.




d).- That his client shall, during the term of the present Trust, keep ownership of the aforesaid concessions in its estate, and agrees that they may not be transferred, conveyed in any way which may result in the transference, permanent or temporary, total or partial of such rights to third parties.
     e).- That his client has knowledge of all that is established in this Trust
Agreement, which is the reason of his appearance to execute this agreement, to accept the fulfillment of each and every obligation resulting from this instrument binding his client.
     IV.- "The Trustors of the Shares", also the "Second Trustees" and "The
Trustor of the money", also "The First Trustor" declare that it is their wish to execute the present Trust Agreement, for the purpose of fulfilling the rights and obligations through the provisions set forth in this instrument.
     V.- BANCO INVERLAT, S.A., A MULTIPLE BANKING INSTITUTION, GRUPO FINANCIERO
INVERLAT, FIDUCIARY DIVISION, hereafter referred to as the Trustee, through its Fiduciary delegates, declares that:
     A).- Its client is a Multiple Banking Institution, duly constituted under the laws of the Mexican United States, according to the Credit Institutions Laws.
     B).- They have enough faculties to execute the present agreement, and these faculties have not been revoked or limited whatsoever.
     C).- According to the provisions of clause b) fraction XIX (nineteenth)
Article 106 (one hundred six) of the Credit institutions Law, The Trustee declares that the parties of this instrument were unequivocally informed of the subject matter, importance and legal power of said fraction, which to the letter reads:
     Article 106.- It is prohibited Credit Institutions to:
 Answer to the trustors, mandators, or committents about the unfulfillment by the debtors of the credits granted, or by the issuers, for values acquired unless they are at fault, according to the provisions of the final part of
Article 356 of the Title and Credit Operations General Law, or to guarantee the perception of returns of the funds which investment is entrusted to them.
     If at the end of the Trust, mandate or commission constituted to grant credits, these are not repaid by the debtors, the Institution shall transfer them to the Trustor or the Trustee, according to such case, or to the mandator, or committent abstaining from covering the amount.
     Any pact contrary to the provisions of the past two paragraphs, shall not have any legal effect.
     In Trust Agreements, mandate or commission, the above paragraphs of this clause, and a declaration of the Trustee shall be inserted notoriously in the Trust agreements, mandate or commission, to show that its contents were revealed unequivocally to the persons from whom it has received property for investment.
     D).- The final part of Article 356 (three hundred fifty six) of the Title and Credit Operations General Law has been explained to the parties of this agreement which binds the Trustee to comply with its commission in accordance with the terms of the agreement, having to act, at all times, as a good head of the family, being responsible for any losses or reductions that the assets suffer because of it.
      ALL THE PARTIES DECLARE THAT FOR ALL THE NECESSARY LEGAL EFFECTS, THEY
MUTUALLY AND EXPRESSELY ACKNOWLEDGE THE PERSONALITY WITH WHICH THEY APPEAR TO THE
EXECUTION OF THIS AGREEMENT, WAIVING ANY ACTION OR RIGHT AGAINST IT, SINCE THEY
HAVE ENOUGH FACULTIES, DECLARING THAT SAID FACULTIES HAVE NOT BEEN REMOVED OR
MODIFIED WHATSOEVER.
     Having declared this, the appearers agree to the following:

                            CLAUSES

     FIRST.- CONSTITUTION OF THE TRUST:  JAIME GUINEA GONZALEZ, MARIA DE LOS
DOLORES ERNESTINA HERNANDEZ LEAL DE GUINEA, JUANA GONZALEZ CARRILLO, ANTONIO
BONIFACIO  FLORES MARTINEZ AND JESUS ALBERTO GUINEA GONZALEZ, in their capacity as Trustors of the Shares, and for the purposes established hereafter, transfer in IRREVOCABLE ADMINISTRATION AND GUARANTEE TRUST to BANCO INVERLAT SOCIEDAD
ANONIMA, DIVISION FIDICIARIA, the shares of their property referred to in recital
I sentence A) herein, except for one share property of Mr. JAIME GUINEA GONZALEZ who maintains property.
     In this act the Trustors physically deliver the titles of the shares in trust, duly endorsed in fiduciary property in favor of the Trustee.
     GOLDEN PANTHER INVESTMENTS LTD., in its capacity as Trustee of the money agrees to contribute the sum of US$ 14'000,000.00 (FOURTEEN MILLION DOLLARS
00/100 LEGAL CURRENCY OF THE UNITED STATES OF AMERICA), to the present trust, on the dates and in the amounts established in clause fifth, sentence A) of this agreement, by electronic transfer to a checking account number that the Trustee shall eventually provide in writing to the Trustors of the shares, and the
Trustors of the money, within 15 calendar days.  Once reception of the corresponding  contribution has been confirmed, the Trustee shall issue the most ample receipt pursuant to the law.
     SECOND.- ACCEPTANCE OF THE  POSITION.-  The Trustee, BANCO INVERLAT S.A.
DE C.V.,  accepts the position conferred to it as Trustee through its Fiduciary
Delegates, and protests its faithful and legal performance.
     THIRD.- THE PARTIES.- The following are parties of the Trust constituted in this act:
a).- TRUSTORS OF THE SHARES, AND SECOND TRUSTEES: JAIME GUINEA GONZALEZ, MARIA
DE LOS DOLORES ERNESTINA HERNANDEZ LEAL DE GUINEA, JUANA GONZALEZ CARRILLO,
ANTONIO BONIFACIO FLORES MARTINEZ  AND JESUS ALBERTO GUINEA GONZALEZ.
b).- TRUSTOR OF THE MONEY AND FIRST TRUSTOR: GOLDEN PANTHER INVESTMENTS, LTD.
c).- TRUSTEE: BANCO INVERLAT S.A. DE C.V., A MULTIPLE BANKING INSTITUTION, GRUPO
FINANCIERO INVERLAT, FIDUCIARY DIVISION.
     FOURTH.- ESTATE OF THE TRUST.-  The estate of the present Trust, is integrated by: a).- The titles of the shares representing 100% (one hundred per cent) of the capital stock of MINERA HUMAYA S.A. DE C.V., referred to in recital
I clause a) of the present instrument, minus one share owned by Mr. JAIME GUINEA
GONZALEZ;  b).- the sum of  US$ 14'000,000.00 (FOURTEEN MILLION DOLLARS 00/100
LEGAL CURRENCY OF THE UNITED STATES OF AMERICA), that GOLDEN PANTHER INVESTMENTS,
LTD.,   agrees to contribute, pursuant to the terms of clause fifth A) of this instrument.
     FIFTH.- OBJECTS OF THE TRUST.- The object of the present Trust is the creation of an autonomous estate destined to insure the first and second
Trustees, of the performance of the obligations and rights resulting from the present agreement, according to the following:
     A).- That the Trustee keeps the fiduciary property, and possession of all the shares pledged in Trust for the purpose of transferring to the First Trustee, or to the individual or corporation designated by the First Trustee, once GOLDEN
PANTHER LTD., has covered and paid the total value of said shares i.e. the sum of  US$ 14'000,000.00 (FOURTEEN MILLION DOLLARS 00/100 LEGAL CURRENCY OF THE
UNITED STATES OF AMERICA) in favor of the Trustors, through the Trustee, in proportion to their participation percentages in MINERA HUMAYA, S.A. DE C.V., according to the following payment schedule:
     1.- February 28, 1998; the sum of US$750,000.00 (SEVEN HUNDRED AND FIFTY
THOUSAND DOLLARS 00/100 LEGAL CURRENCY OF THE UNITED STATES OF AMERICA).
     2.- May 28, 1998, the sum of US$750,000.00 (SEVEN HUNDRED AND FIFTY
THOUSAND DOLLARS 00/100 LEGAL CURRENCY OF THE UNITED STATES OF AMERICA).
     3.- August 28, 1998, the sum of US$750,000.00 (SEVEN HUNDRED AND FIFTY
THOUSAND DOLLARS 00/100 LEGAL CURRENCY OF THE UNITED STATES OF AMERICA).
     4.- November 28, 1998; the sum of US$4'750,000.00 (FOUR MILLION SEVEN
HUNDRED AND FIFTY THOUSAND DOLLARS 00/100 LEGAL CURRENCY OF THE UNITED STATES OF
AMERICA).
     5.- The _____ day of _____________, 199__ the sum of US$1'750,000.00 (ONE
MILLION SEVEN HUNDRED AND FIFTY THOUSAND DOLLARS 00/100 LEGAL CURRENCY OF THE
UNITED STATES OF AMERICA).
     6.- May 28, 1999; the sum of US$1'750,000.00 (ONE MILLION SEVEN HUNDRED AND
FIFTY THOUSAND DOLLARS 00/100 LEGAL CURRENCY OF THE UNITED STATES OF AMERICA).
     7.- August 28, 1999; the sum of US$1'750,000.00 (ONE MILLION SEVEN HUNDRED
AND FIFTY THOUSAND DOLLARS 00/100 LEGAL CURRENCY OF THE UNITED STATES OF
AMERICA).
     8.- November 28, 1999; the sum of US$1'750,000.00 (ONE MILLION SEVEN
HUNDRED AND FIFTY THOUSAND DOLLARS 00/100 LEGAL CURRENCY OF THE UNITED STATES OF
AMERICA).
     The signatory parties of the present instrument accept, and agree that the
Trustor of the money, also the First Trustee,  may pay in advance the total amount established in the present clause, making such payments through the
Trustee. The trustee shall deliver such payments to the Trustors of the shares in proportion to their percentages of share participation in MINERA HUMAYA S.A.
DE C.V.
     It is understood that total advance payment shall be when the First Trustee shall pay the total sum of US$ 14'000,000.00 (FOURTEEN MILLION DOLLARS 00/100
LEGAL CURRENCY OF THE UNITED STATES OF AMERICA) within a period of 22 months or less from the execution of the present instrument.
     B).- That the Trustee proceed to retain the amounts contributed by GOLDEN
PANTHER INVESTMENTS LTD., in favor of the Trustors of the Shares, as of the second payment and subsequent amounts as established in sentence A) of the present clause, if the Trustors do not documentally accredit compliance with the obligations of clause thirteenth,  sentence B), sub clauses 1,2,3, and 4 of this instrument, to the Trustee, and to the satisfaction of the First Trustee, within a period no to exceed six months as of the execution of the present Agreement.
     Once compliance with the referred obligations is accredited by the Trustors of the shares, from that moment, the Trustee shall forthwith deliver to the
Trustors the part payments received plus interest.  If the Trustors of the shares have not complied with those obligations for a term of  seven months, in that case, in order to accredit non compliance, the parties agree to follow the next procedure: GOLDEN PANTHER INVESTMENTS, LTD shall request the execution of  the
Trust, pointing out the breaches incurred by the "Trustors of the shares", the
Trustee shall notify the Trustors of the shares of such request through a public official authorized to attest documents, and he shall request from them to documentally accredit compliance to the Trustee within 10 (ten) days, otherwise, the Trustee shall consider non compliance to be accredited, and will proceed to return the amounts contributed by GOLDEN PANTHER INVESTMENTS, LTD., in US
Dollars, existing at the time, plus interest, extinguishing the Trust, and the
Trustee will also proceed to return the titles of the shares in trust to the
Trustors of the shares", which shall completely extinguish the Trust.
     C).- That the Trustee of the money invests the amounts contributed by
GOLDEN PANTHER INVESTMENT, LTD., in fixed income values in the same currency, previous instructions of the Trustors of the shares, as long as it does not deliver such amounts to the Trustors of the shares.
     D).-  The Trustee of the money shall invest its own resources in exploration expenses, the sum of US$1'000,000.00 (ONE MILLION DOLLARS 00/100
LEGAL CURRENCY OF THE UNITED STATES OF AMERICA), within the territorial limits of the concessions referred to in recital III c) herein, for a term of two years as of the date of execution of the present agreement.  For the aforementioned effects, exploration expenses shall refer to the works, travel expenses, transportation, fees and work performed within the territorial limits of the concessions for the purpose of identifying mineral deposits as well as quantizing, and evaluating the economically usable reserves they may contain, the
Trustee of the money  shall accredit said expenses presenting such invoices, receipts and documents accrediting such expenses which it must have covered out of its own resources, such expenses shall be revised by the Trustor of the money and the Trustors of the shares.
     If at the end of the term in which the First Trustee should have made such exploration expenses, its contributions amount to less than ONE MILLION DOLLARS
USC, in that case, GOLDEN PANTHER INVESTMENTS, LTD., shall pay the resulting difference to the Trustors of the shares, until it reaches the sum of ONE MILLION
DOLLARS USCY, such payment shall be tantamount to complying with the sum of the investment. Exploration expenses are not considered part of trransference price of the shares.
     If the "Trustee of the money" should make full payment of the FOURTEEN
MILLION DOLLARS LEGAL CURRENCY OF THE UNITED STATES OF AMERICA in advance,
(within a period of 22 months or less), the obligation of GOLDEN PANTHER
INVESTMENTS, LTD.,  to make the exploration expenses referred to in the above paragraph shall be extinguished.
     E).- That as long as GOLDEN PANTHER INVESTMENTS, LTD., fulfills its payment obligations under the terms of sentence a) of this instrument, the Trustee shall proceed to vote for the following at the shareholders assembly of MINERA HUMAYA
S.A. DE C.V.:  1.- The appointment of a counselor proposed in writing by GOLDEN
PANTHER INVESTMENTS, LTD., whom shall all the rights, faculties, and obligations suitable for the counselors of said corporation;  2.- To limit the faculties of the Administration Board so that it may not transfer, cede or encumber any of the fixed assets of MINERA HUMAYA, S.A. DE C.V., nor concessions referred to in recital III, sentence C) of the present agreement.
     F).- Regarding the shares in trust, the Trustee shall exercise the corporate and patrimonial rights, pursuant to the instructions issued by the
"Trustors of the shares", previous approval of the First Trustee, providing, the
First trustee is current in the payment obligations referred to in sentence A)
of this present clause.
G).- The technical committee referred to in clause thirteen B) subclause 7
(seven), in a period no longer than 60 (sixty) calendar days as of the execution of the present contract shall decide and determine the investment to be made in the exploitation plant.  If the Trustor of the money decides to at its cost, pay for the aforementioned improvements, once these are accomplished, the Trustor of the money shall have the right to receive and withdraw 50% fifty per cent of a sum tantamount to the total quarterly earnings before taxes, previous billing thereto. As long as the aforementioned improvements are not made by the Trustor of the money, the earnings of MINERA HUMAYA, S.A. DE C.V., shall belong to the
Trustors of the shares.
H).- Once the two year period passes, counting from the date of execution of this agreement, or before that time, and as long as GOLDEN PANTHER INVESTMENTS LTD., has complied with the total payment to the Trustee, according to the terms of sentence A in the present clause, the Trustee shall proceed to transfer the shares representing the capital stock of MINERA HUMAYA S.A. DE C.V., subject matter of this Trust, to GOLDEN PANTHER INVESTMENTS, LTD., or to whomever the shares representing the capital stock of MINERA HUMAYA, S.A. DE C.V., designates.
     I).- If GOLDEN PANTHER INVESTMENTS, LTD., should not comply with its obligation to pay the "Trustors of the shares" through the present Trust, by that simple delay it is obligated to pay the Trustee 0,5% monthly over the unpaid amount; and the parties agree to observe the following procedure: 1.- The Trustee shall inform the "Trustors of the shares" of the breach incurred by GOLDEN
PANTHER INVESTMENT LTD.;  2.- "The Trustors of the shares" shall request the execution of the Trust in writing; 3.- The Trustee shall proceed to notify GOLDEN
PANTHER INVESTMENTS LTD., of the unfulfillment attributed to it by the Trustors of the shares, to accredit payment within 21 (twenty one) days;  4.- Once the term has passed, and GOLDEN PANTHER INVESTMENTS LTD., has not accredited payment, the Trustee shall accredit the breach, and shall return the shares representing the capital stock of MINERA HUMAYA S.A. DE C.V., to the Second Trustees, extinguishing the present agreement; and every obligation and effect therein.
should that occur, GOLDEN PANTHER INVESTMENTS LTD., accepts that all amounts paid in favor of the Trustors to that date remain in their favor, waiving any rights to action or claims.

SIXTH.- REPARATION FOR THE CASE OF EVICTION.-  The Trustors of the shares expressly agree to make reparations for the case of eviction before the Trustee or before any person or persons to whom the Trustee is transferring the property, and ownership of the aforementioned shares, empowering it to oblige for that matter before the person or persons acquiring such shares without responsibility for the Trustee over the matter.
     The signature of the fiduciary institution in the deed, or the endorsement of the shares transferring the assets in trust, shall be enough to oblige the
"Trustors of the shares" to be responsible for this obligation.
     SEVENTH.- AMENDMENTS TO THE TRUST AGREEMENT.-  The parties reserve their right to amend the present Trust, so the present agreement may be amended by common agreement of the Trustee, the Trustors of the shares, and the Trustor of the money, previous fulfillment of the legal requirements applicable to the case.
     EIGHT.- AUTHENTICITY AND LEGITIMACY.-  "The Trustors of the shares" are liable for the authenticity and legitimacy of the values titles in trust and for the signatures of the subscribers, as well as for those limitations due to any encumbrance or, due to any other action which may affect the assets in trust, so the "Trustors of the shares" expressly assume every responsibility resulting from this matter.
     NINTH.- RIGHT TO VOTE.- The right to vote at the ordinary and extraordinary shareholder assemblies convoked by the company issuer of the shares subject matter of the Trust, MINERA HUMAYA S.A. DE C.V., shall correspond only to the
Trustee, and it shall exercise said right through the person appointed by the
Trustors of the money, according to the instructions sent to such person.  The
Trustee shall not be liable for any agreements made by the vote of the representatives appointed by the "Trustors of the shares" at the assemblies carried out by MINERA HUMAYA S.A. DE C.V., issuer of the titles in Trust.
     If the "Trustee of the money" is current on the payment of the amortizations referred to in sentence A), of the fifth clause of this instrument, any instructions issued by the Trustors of the shares to the Trustee  shall require the approval, in writing, of the Trustee of the money, upon instructions issued to the Trustee by the "Trustors of the shares" when the time arrives
     TENTH.- RIGHTS DERIVED FROM THE SHARES.-  During the term of the Trust, the rights referred to by Article 182 of the Mercantile Corporations General Law ,
shall be exercised by the Trustee by instructions of the Trustors of the shares, previous authorization of the Trustor of the money, providing it is current in the payments established in sentence A) fifth clause.
     If the shareholders assembly decrees any increment of the capital stock, the Trustors of the shares and the Trustor of the money agree to instruct in writing, and provide the Trustee as well as the "Trustors of the shares" with the necessary resources to subscribe, and pay for the shares representing the percentage in trust of the capital stock of MINERA HUMAYA S.A. DE C.V., and so the shares issued in virtue of such increase of the capital stock shall be invariably affected in trust, and shall increase the estate received by the
Trustee at this moment in virtue of the present agreement.
     THE TRUSTEE shall no be obliged to effect the subscription corresponding to it, unless the Trustors of the shares and the Trustor of the money issue instructions and provide it with the necessary funds, with at least 3 (three)
working days notice to the date of expiration to exercise said right, and should they not do it, the Trustee shall be obliged to subscribe said increase.
     ELEVENTH.- GRANTING OF POWERS.-  The Trustors of the shares, upon approval of the Trustor of the money, and as long as they are current on the payment of the obligations contracted, shall instruct the Trustee to grant the powers required for the particular case, or to constitute the representation provided by Article 192 (one hundred ninety two) of the Mercantile Corporations General
Law, for what it does to the rights contemplated by said Law, and the bylaws of the issuing company, or other laws.
     TWELFTH.-  REGISTRATION OF THE SHARES.-  At this precise moment, the
"Trustors of the money" notify the issuing company of the affectation of the total shares representing the total capital stock o MINERA HUMAYA, S.A. DE C.V., minus one reserved by Mr. JAIME GUINEA GONZALEZ, which integrate the estate of the Trust, in order to carry out the corresponding entries in the Share
Registration Book. The issuer MINERA HUMAYA S.A. DE C.V., is hereby notified and will proceed to register the transference of the shares referred to in the present Trust in favor of the Trustee within 10 (ten) days counting from the date of execution of the present agreement.
     THIRTEENTH.-  RIGHTS AND OBLIGATIONS OF THE PARTIES.-   The Trustors of the
shares, the Trustor of the money, and MINERA HUMAYA S.A. DE C.V., accept and agree to have, among others, the following rights and obligations derived from the present instrument.
     A).- Obligations of the Trustor of the money before the Trustors of the shares:
     1.- To pay the sum of US$ 14'000,000.00 (FOURTEEN MILLION DOLLARS 00/100
LEGAL CURRENCY OF THE UNITED STATES OF AMERICA), under the terms and manner established in A) of the fifth clause of this instrument.
     2.- To invest its own resources on exploration expenses a sum tantamount to US$ 1'000,000.00 (ONE MILLION DOLLARS 00/100 LEGAL CURRENCY OF THE UNITED
STATES OF AMERICA), according to the provisions of  D) of the fifth clause of this instrument.
     3.-  To cover the fees, transportation expenses, lodging, food, and any other expense derived from the personnel hired by same to fulfill the purpose of the present Trust, including the works of exploration referred to in the above clause, freeing the Trustors of the shares, and the Trustee from all responsibility for any future claims related to the provisions of the present clause.  The parties accept and  agree to consider these as exploration expenses.
     4.- To collaborate with the "Trustors of the shares" and MINERA HUMMAYA,
S.A. DE C.V., to maintain in force the concessions referred to in sentence C), recital III (third) of the present Agreement.

5.- The First Trustee accepts, agrees, and acknowledges that the Trustors of the shares have the right to continue with the financial and countable administration of MINERA HUMAYA S.A. DE C.V., according to the laws and accounting practices of the Republic of Mexico while this Trust Agreement is in effect. Likewise, the parties accept that the "Trustor of the money" also the First Trustee, may send auditors to verify the good performance of the financial, and countable administration of MINERA HUMAYA S.A. DE C.V.,
6.- If by any reason GOLDEN PANTHER INVESTMENTS LTYD., does not comply with the payments established in sentence A) of the fifth clause of this Agreement, and as a consequence said agreement is terminated, the "Trustors of the shares" shall have the right to obtain the technical information effected by the First
Trustee related to the exploration works referred to in sentence D) clause fifth of this Trust Agreement.
     7.- To invest whatever is necessary to increase the installed capacity of the exploitation plant.
B).- The following are solidary and joint obligations for the Trustors of the shares, and at the same time they are in favor of the Trustor of the money the fact that MINERA HUMAYA S.A. DE C.V., complies with the following:
     1.- To maintain the estate of MINERA HUMAYA S.A. DE C.V., the fixed assets of said company, as well as the mining concessions referred to in sentence C), recital III (third) of this instrument and not to transfer said concessions, nor to cede them by any means which may imply the transference of said rights to third parties.
     2.- That MINERA HUMAYA S.A. DE C.V., acquires the property, and possession of a piece of property owned by ARRENDAMIENTOS Y SERVICIOS MINEROS, S.A. DE C.V., within the terms established in sentence D), fifth clause of this instrument.
The list of such equipment, and machinery is specified in the document annexed to the docket corresponding to this deed under letter "C".

3.- That MINERA HUMAYA, S.A. DE C.V., acquires the property, and possession of a piece of property owned by ANA LUCIA GUINEA HERNANDEZ, located in the city of
Cosala, Sinaloa, measuring 11-82-69 hectares, and a construction of 1262.10 M2, cadastral code number 0900-01-065-001, and the following measurements and borders, 341.36 meters bordering to the north with a municipal lot, to the south with Agustin Mendoza s land and, a 320.68 meters paved road in the middle crossing with the Mexico-Nogales highway making a  broken line; to the east with property of Mr. Sergio Manuel Osuna Tirado and Jose Felix Medina measuring 303.15 lineal meters, making a broken line, to the east with property of Mr. Hector Raul
Bazan Torres, a municipal lot measuring 430.92 lineal meters making a broken line. The construction of the plant and warehouse of MINERA HUMAYA S.A. DE C.V., is located in said property.  I attach a copy of the location blue prints of said immovable in the docket corresponding to this deed under letter "D".
     4.-  That MINERA HUMAYA S.A. DE C.V., executes an agreement to make use and enjoy free of charge, irrevocably, and for 20 (twenty) years as of the execution of this instrument, of an piece of property owned by Miss LAURA CECILIA GUINEA
HERNANDEZ.  Said property is marked with number 114441, and it is destined for dwelling, it has only one floor, located on the right side of the Mexico-Nogales international highway, at kilometer 1 (one) in front of el barrio or colonia La
Sierra Mojada, municipality of Cosala, Sinaloa, measuring 1-80-67 hectares, and a construction area of 270.68 M2, cadastral code number 0900-01-059-002-1.  Copy of the location blue prints of said immovable is attached to the present document under letter "E".
     5.- The "Trustors of the shares" also agree before GOLDEN PANTHER
INVESTMENTS LTD., to propose and appoint, at the shareholders assembly, a counselor proposed by GOLDEN PANTHER INVESTMENTS LTD., who shall participate with all the rights and obligations inherent to the members of the Administration
Board of MINERA HUMAYA S.A. DE C.V.
     6.- If any federal, state, and local, or municipal fiscal authority begins any procedure against MINERA HUMAYA, S.A. DE C.V., or it is investigated, or audited, it shall inform in writing, immediately (two work days) to the Trustor of the money, and the Trustee of such situation.  If  during the term of the present agreement any fiscal credit is determined against MINERA HUMAYA, S.A. DE
C.V., and these refer to prior fiscal exercises including 1997,  it shall have the right, and the faculty to initiate the convenient legal defense, and the
Trustors of the shares agree to jointly, and in solidary fashion, to guarantee with assets of their own estate, not the assets of MINERA HUMAYA, S.A. DE C.V., the fiscal interest of said credits, as well as to cover out of their own resources, the legal fees resulting from such legal defense.
      The "Trustors of the shares" have also assumed the solidary and joint obligations before GOLDEN PANTHER INVESTMENTS, LTD, to reimburse enough amounts to it, whenever required, for the payment of the federal, state and municipal fiscal obligations, rights, cooperation,  or any levying  against MINERA HUMAYA,
S.A. DE C.V., caused before the execution of the agreement, including the 1997 fiscal exercise and that those authorities required from MINERA HUMAYA, S.A. DE
C.V., before the execution of this agreement, providing the Trustors of the shares have not covered such fiscal credits.
7.- The Trustors of the Shares" accept, agree, and acknowledge that the
First Trustee shall be responsible, and shall participate in the operation of the mines and the exploitation, as of the execution of present agreement plant  be in charge of the administrative control, for which, the parties, within a period no longer than 15 (fifteen) calendar days  counting from the date of execution of the present agreement, shall form  a technical committee integrated by 5
(five) members, of which 2 (two) shall be appointed by the First Trustee, and 3
(three) by the Trustors of the shares.  Said technical committee shall have as its only, and exclusive function, to analyze, and approve the programs of operation of the mines, and the exploitation plant proposed by the First Trustee.
     C).-  MINERA HUMAYA S.A. DE C.V., contracts before GOLDEN PANTHER
INVESTMENTS LTD., the following obligations:
     1.- That during the time of force of the present Trust, MINERA HUMAYA S.A.
DE C.V., abstains from transferring, ceding, transmitting, encumbering, or compromising in any way before third parties, or any authority, the rights granted by the concessions referred to in recital III C), as well as any rights it may acquire in respect to the other estate conferred in subclauses 2, 3, and
4 B) of the present clause, and the fixed assets of the company.
     2.- During the time of force of the present Trust, MINERA HUMAYA S.A. DE
C.V., is obliged to fulfill each of the requirements, and obligations imposed by the titles of concession referred to in recital III  C) of the present agreement in order to keep them in force.
     3.- During the force of this Trust MINERA HUMAYA S.A. DE C.V., agrees that
GOLDEN PANTER INVESTMENTS, LTD., may appoint auditors to revise, audit and supervise the administrative, financial, and countable management of MINERA
HUMAYA S.A. DE C.V.
     FOURTEENTH.-  FISCAL OBLIGATIONS.-  The "Trustors of the shares", as title holders, are entitled to the right to receive the product of the dividends resulting from the investments of the fund, shall be obliged, regarding applicable income taxes incurred by the distribution of dividends. Likewise compliance with the other fiscal obligations imposed by applicable fiscal dispositions as a consequence of the force as well as the acts of execution of the Trust, shall be the strict responsibility of the "Trustors of the shares", and in their case, they are obliged to accredit compliance before the Trustee when required for all applicable legal effects.
     In regards to Income Taxes generated from transferring shares representing the capital stock of MINERA HUMAYA, S.A. DE C.V., referred to in this Trust
Agreement, the parties accept and acknowledge that the First Trustee shall retain
20% (twenty per cent) of the total amount of the operation, which shall be done in relation to the last two payments referred to in sentence A) fifth clause of this instrument, and according to the provisions of Article 103 fourth paragraph of the Income Tax Law.  Likewise, the First Trustee, once it has informed of such retention to the Secretaria de Hacienda y Credito Publico, pursuant to the Income
Tax Law, it shall deliver an affidavit of such retention to the Trustors of the shares within 15 (fifteen) days after having made the retention referred to in this paragraph.  It is understood that such retention may be less than 20%
(twenty per cent) of the total operation, providing the Trustors of the shares accredit it in writing to the Trustee and the Trustor of the money, through a decision of transfer of shares effected by a certified public accountant pursuant to the provisions of Article 126 (one hundred twenty six) of the Income Tax
Regulation.
FIFTEENTH.-  FEES.-  The Trustee shall have the right to the following fees for its intervention:
     1.- On account of research, writing of the agreement, and acceptance of the title of TRUSTEE, it shall be entitled to receive the sum of $50,000.00 (FIFTY
THOUSAND PESOS 00/100 NATIONAL CURRENCY), for one time only, payable by the First
Trustee upon execution of the agreement.
     2.-  On account of Administration and annual management of the Trust, the sum of $220,000.00 pesos  (TWO HUNDRED TWENTY THOUSAND PESOS 00/100 NATIONAL
CURRENCY) per anum, payment shall be made six months in advance.
     Said amounts shall be paid by the First Trustee.
     3.-  The Trustee shall update its fees every year, and after that term its fiduciary fees shall be increased, at the same rate the Banco de Mexico publishes the general price index to consumers with regards to the year before, having as a reference the last payment made, and the date of execution of the present Trust as an anniversary date.
     4.-  The sum of $2,000.00 (TWO THOUSAND PESOS 00/100 NATIONAL CURRENCY),
for each operation in which the Trustee has to appear to sign documents different to the present agreement.
     5.-  The sum of $5,000.00 (FIVE THOUSAND PESOS 00/100 NATIONAL CURRENCY)
for each amendment to the present Trust.
     6.- The sum of $2,000.00 (TWO THOUSAND PESOS 00/100 NATIONAL CURRENCY), for
the granting of powers.
     7.- The sum of $500.00 (FIVE HUNDRED PESOS 00/100 NATIONAL CURRENCY) for
renovation of notarial instructions.
     8.-  If the Trustee does not received its fees timely, the debtor will incur in late charges causing an interest equivalent to 1.5 (one point five) of the C.C.P. (average percentage cost) published by the Banco de Mexico, likewise, the Trustee shall be entitled to collect for the expenses of extra judicial collection, calculating the amount of the unpaid commission, and the time it remains unpaid.
     The Trustor of the money shall guarantee the amount of the fees of the
Trustee within 60 (sixty) calendar days, at its complete satisfaction, in the event the Trustor of the money shall not grant the guarantee mentioned in this paragraph, The Trustee may quit, if the commissions it is entitled to are not paid in a timely fashion, without detriment of the legal actions it is entitled to in order to collect, notifying the Trustors of the shares and the Trustor of the money of such renunciation 45 (forty five) working days in advance, and if at the time of expiration of said period the Trustor of the money has not paid the fees owed, the Trustee shall revert all the shares representing the capital stock of MINERA HUMAYA S.A. DE C.V., without any responsibility upon it.
     All the fees of the Trustee cause Added Value Tax (I.V.A. initials in
Spanish), and shall be paid by the First Trustee.
     SIXTEENTH.- TERM AND EXTINCTION.   The present Trust is irrevocable, and
shall have the duration necessary for the fulfillment of its purposes, as long as this Trust does not exceed the maximum term fixed by the laws of Mexico.
Notwithstanding, this agreement may be extinguished by any of the reasons provided by Article 357 (three hundred fifty seven) of the Title and Credit
Operations General Law, with the exception of the revocation provided by fraction
VI (sixth) of said Article.
     SEVENTEENTH.  DEFENSE OF THE ESTATE.  The Trustors, and the First Trustee,
in its case, shall be obliged to notify of any situation that may affect the present Trust, as well as to appoint a person to be in charge to exercise the rights deriving from it, and to proceed to its defense, in which case the Trustee shall not de liable for the performance of the appointee, being their only obligation to grant the powers, and documents needed to that effect.
     In case of emergency, the Trustors of the shares, and the Trustor of the money, in its case shall be obligated to carry out all the actions indispensable to keep the fund in trust, and the rights derived from it, without harm to the faculty to empower referred to in the above paragraph.
     EIGHTEENTH.  DOMICILES AND NATIONALITIES.-  The parties declare to have the following domiciles and nationalities:
B).- THE TRUSTORS OF THE SHARES AND SECOND TRUSTEES: Calle Antonio Rosales
407 (four hundred seven) poniente, colonia Centro in the City of Culiacan,
Sinaloa.  Fax: (67) 16 07 76 attn. JAIME GUINEA GONZALEZ.     NATIONALITY:
Mexican.
B).- TRUSTEE:  Blvd. Manuel Avila Camacho #1, sexto piso, Colonia Polanco,
Mexico, Distrito Federal.  Fax: ___________ attn.: ___________
NATIONALITY:  Mexican.
C).- TRUSTOR OF THE MONEY AND FIRST TRUSTEE: 211-1111 West Hastings Street,
Vancouver British Columbia, Canada, V6E 2J3.  Fax: (604) 681 7710.  Attn.  GORDON
MUIR.
     With a copy for ARMENTA GAXIOLA Y GONZALEZ, S.C. : domiciled on Boulevard
Culiacan 2580-4, Plaza Santa Ines in the City of Culiacan, Sinaloa.  Fax:  (67)
14 12 06.  Attn.  LIC. JOSE DE JESUS GONZALEZ SANCHEZ.
     The parties shall notify the Trustee of any change of domicile they may have now, or in the future, otherwise any notices from the TRUSTEE shall be considered as effected, releasing the Trustee of all responsibility.
     NINETEENTH.-  RENDERING OF ACCOUNTS.-  The TRUSTEE agrees to render accounts before the Trustors of the shares, and the Trustor of the money on a monthly basis, regarding its intervention in the custody, and administration of the reserve constituting the fund of the Trust.
     However, the Trustors and the Trustors of the shares may request, jointly, or separately, information from the Trustee in regards to the custody and administration of said fund as periodically as they deem pertinent.
     For all  information effects produced by the Trustee for the Trustors of the shares and/or the Trustor of the money, the Trustee shall make available all the accounting ledgers of the present Trust to verify the data of those documents, but the Trustors, as well as the First Trustee shall have 30 (thirty)
days from the reception of the information given to them by the Trustee, to examine such information and to make the pertinent observations, and after that period the information shall be tacitly approved by both parties.
     TWENTIETH.-  OTHER EXPENSES AND COMMISSIONS.-  The Trustors of the shares or the Trustor of the money receiving the benefits of this Trust, expressly authorize the Trustee to charge, to the Trust fund, all expenses and commissions for the custody and administration of the values, titles or Money Market instruments, by disposition of the Stock Market Law must be operated by the stock market intermediaries, or simply by instructions issued to the Trustee by the parties in that sense.
     TWENTY FIRST.-  PERMITS AND AUTHORIZATIONS.-  The parties agree to transact and help each other to obtain the authorizations, consents and permits necessary regarding any of them, in order to effect each and every one of the dispositions of this Agreement.
     They specially, agree to transact and obtain the authorization required by
SECOFI Secretaria de Comercio y Fomento Industrial (Secretariat of Commerce and
Industrial Promotion).

     TWENTY SECOND.- JURISDICTION AND COMPETENCE.- The parties submit to the jurisdiction of the tribunals of the city of Culiacan, Sinaloa, for the interpretation and performance of the present agreement, waiving any rights they may have to a different jurisdiction by reason of their domiciles now or in the future.

                   "TRUSTORS OF THE SHARES AND SECOND TRUSTEES"


                                         /s/ Sra. Maria de los Dolores
  /s/ Jaime Guinea Gonzalez              Ernestina Hernandez Leal de Guinea
 --------------------------              ----------------------------------


 /s/ Sra. Juana Gonzalez Carrillo        /s/ Sr. Jesus Alberto Guinea Gonzalez
 --------------------------------        -------------------------------------


 /s/ Sr. Antonio Bonifacio Flores        /s/ Sra. Maria Dolores Garcia Rayas
     Martinez                            -----------------------------------
 ------------


                  "TRUSTEE"

BANCO INVERLAT, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO INVERLAT,
DIVISION FIDUCIARIA.  REPRESENTADO POR:


 /s/ Lic. Jose Luis Rodriquez Romero     /s/ Lic. Gabino Murillo Miranda
 -----------------------------------     -------------------------------



              "TRUSTOR OF THE MONEY AND FIRST TRUSTEE"


/s/ Gordon Muir
---------------
Golden Panther Investments, Ltd.
By:  Gordon Muir


CON LA CONFORMIDAD DE:


/s/ Jaime Guinea Gonzalez
-------------------------
Minera Humaya, S.A. de C.V.
By:  Jaime Guinea Gonzalez


                  "INTERPRETER"


/s/ Mario Humberto Sanchez Bustamante
-------------------------------------

